Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as Adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) for the fiscal quarter ended April 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John V. Schaefer, as President and Chief Executive Officer of the Registrant, and Kevan P. Talbot, the Chief Financial Officer and Secretary of the Registrant, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 25, 2016

/s/ John V. Schaefer
John V. Schaefer
President and Chief Executive Officer

Date: May 25, 2016

/s/ Kevan P. Talbot
Kevan P. Talbot
Chief Financial Officer and Secretary

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.